UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2021

ThredUp Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40249	26-4009181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

969 Broadway, Suite 200 Oakland, California	94607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 402-5202
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TDUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

In connection with the initial public offering of Class A common stock of ThredUp Inc. (the “Company”), all of the Company’s directors, executive officers and holders of substantially all of the Company’s outstanding equity securities were parties to market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares, or otherwise engage in certain transactions related to their shares, for a period of 180 days after March 25, 2021, subject to certain exceptions (the “restricted period”).

Pursuant to the terms of the lock-up agreements with the underwriters, 20% of shares held by the Company’s current and former employees, consultants and contractors (but excluding executive officers, key employees and directors) subject to a lock-up agreement became eligible for sale in the public market at the open of trading on May 12, 2021. The restricted period with respect to the remaining shares subject to the lock-up agreements will end on September 22, 2021, which day will be during a Company trading blackout period. The lock-up agreements provide that in such event, the restricted period will end ten trading days prior to the commencement of the blackout period, provided that at least two business days’ notice of such release is reported on a Current Report on Form 8-K (the “Notice Requirement”). As a result, the remaining shares subject to each lock-up agreement will become eligible for sale in the public market at the open of trading on August 27, 2021 (subject to the terms of lock-up agreements entered into by the Company’s directors, executive officers, the selling stockholders and certain other stockholders with the underwriters in the Company’s follow-on equity offering related to the final prospectus dated July 28, 2021, trading limitations on shares held by affiliates of the Company, continued vesting of any unvested equity awards as of such date and the Company’s insider trading policies). This Form 8-K is intended to satisfy the Notice Requirement.

Item 9.01        Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREDUP INC.

Date: August 20, 2021	By:	/s/ Sean Sobers
Sean Sobers
Chief Financial Officer